UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

ORTHOLOGIC CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

OrthoLogic Corp.
(doing business as Capstone Therapeutics)

1275 West Washington Street, Suite 101
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, May 8, 2009

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation, doing business as Capstone Therapeutics, (the “Company”), will be held on Friday, May 8, 2009 at 8:00 a.m., at 1275 West Washington Street, Tempe, AZ 85281, for the following purposes:

(1)           To elect two directors as Class III directors to serve until the Annual Meeting of Stockholders to be held in the year 2012 or until a successor is elected;

(2)           To consider and act upon a proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of Common Stock available for grant thereunder by 1,250,000 shares;

(3)           To ratify the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)           To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on Monday, March 23, 2009 are entitled to vote at the meeting and at any adjournment or postponement thereof.  Shares can be voted at the meeting only if the holder is present or represented by proxy.  A list of stockholders entitled to vote at the meeting will be open for inspection at the Company’s corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

A copy of the Company’s 2008 Annual Report to Stockholders, which includes certified financial statements, is enclosed.  All stockholders are cordially invited to attend the Annual Meeting in person.

By order of the Board of Directors,

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman

Tempe, Arizona
April 10, 2009

IMPORTANT:  It is important that your stockholdings be represented at this meeting.  Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares.  No postage need be affixed if mailed in the United States.

OrthoLogic Corp.
(dba Capstone Therapeutics)

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD Friday, May 8, 2009

1275 West Washington Street, Suite 101
Tempe, Arizona 85281

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, May 8, 2009

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. dba Capstone Therapeutics (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, May 8, 2009, at 8:00 a.m., local time, or any adjournment thereof (the “Annual Meeting”) at the offices of the company located at 1275 West Washington Street, Tempe, AZ 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies.  If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting described in this Proxy Statement.  The Board of Directors of the Company (the “Board”) is not aware of any other matter which may come before the meeting.  If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary.  If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer.  If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

This Proxy Statement and the Form of Proxy which is enclosed are being mailed to the Company’s stockholders commencing on or about April 10, 2009.  The Proxy Statement and Form of Proxy, as well as the Company’s Annual Report on Form 10-K are available on the Company’s website www.capstonethx.com.

A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company.  Such persons will receive no additional compensation for such services.  Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.  All expenses incurred in connection with this solicitation will be borne by the Company.

The mailing address of the principal executive offices of the Company is 1275 West Washington Street, Suite 101, Tempe, Arizona 85281.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record at the close of business on March 23, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting.  On the Record Date, there were issued and outstanding 40,775,411 shares of the Company’s Common Stock.  Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company’s Common Stock held of record on the Record Date.  The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes.  The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots.  The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors.  Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.  The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.  Abstentions have the effect of negative votes. Stockholders are not entitled to any dissenter’s or appraisal rights under Delaware law or the Company’s Restated Certificate of Incorporation for the proposals set forth in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock at March 18, 2009 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned (1)
Identity of Stockholder or Group	Number	Percent
Fredric J. Feldman (2)	339,564	*
John M. Holliman, III (3)	631,439	1.5
Elwood D. Howse, Jr. (4)	297,703	*
William M. Wardell (5)	124,542	*
Augustus A. White, III (6)	282,291	*
Randolph C. Steer (7)	302,382	*
Les M. Taeger (8)	323,864	*
Dana B. Shinbaum (9)	269,574	*
BVF Group (10)	5,470,388	13.4
Renaissance Technologies (11)	2,271,600	5.5
All directors and executive officers as a group (12)	2,571,359	6.3
_____________________
* Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares, which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table, are deemed beneficially owned by the optionee.  Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 185,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(3)
Includes 434,167 shares Mr. Holliman has a right to acquire upon exercise of stock options, 3,000 shares indirectly owned as trustee, 1,658 shares indirectly owned as trustee of Valley Ventures III, LP.

(4)	Includes 175,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(5)	Includes 55,000 shares Dr. Wardell has a right to acquire upon exercise of stock options.

(6)	Includes 175,000 shares Dr. White has a right to acquire upon exercise of stock options and 8,846 shares held in the White Trust and beneficially owned by Dr. White.

(7)	Includes 277,084 shares Dr. Steer has a right to acquire upon exercise of stock options.

(8)	Includes 279,290 shares Mr. Taeger has a right to acquire upon exercise of stock options.

(9)	Includes 225,763 shares Mr. Shinbaum has a right to acquire upon exercise of stock options.

(10)
BVF Group (Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners, L.P., BVF Inc.) is not a related party or otherwise affiliated with OrthoLogic Corp., its directors or officers, and the principal business office of the Reporting Persons comprising the Group is located at 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(11)
Renaissance Technologies LLC is not a related party or otherwise affiliated with OrthoLogic Corp., its directors or officers, and the principal business office of the Reporting Persons is located at 800 Third Avenue, New York, NY 10022.

(12)	Includes 1,806,304 shares directors and executive officers have a right to acquire upon exercise of stock options.

PROPOSAL 1: ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting to serve as Class III directors until the Annual Meeting of Stockholders to be held in the year 2012 or until their respective successor is elected.  Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Company’s nominees, Elwood D. Howse, Jr. and William M. Wardell, MD, Ph.D.  Both Mr. Howse and Dr. Wardell are currently directors of the Company.  The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors.  Only affirmative votes are relevant in the election of directors.

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is classified into three classes, with each class holding office for a three-year period.  The Restated Certificate of Incorporation restricts the removal of directors under certain circumstances.  The number of directors may be increased to a maximum of nine.  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.  Stockholders do not have the right to cumulate their votes in the election of directors.  If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director.

The names of the nominees for director and of the directors, whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES

INFORMATION CONCERNING DIRECTORS

Nominees for Class III Directors Whose Terms Will Expire at the 2012 Annual Meeting:

Elwood D. Howse, Jr. (1) (2) (3)	Director since 1987

Elwood D. Howse, Jr., 69, has served as a director of the Company since September 1987.  In 1982, Mr. Howse founded Cable, Howse and Ragen, investment banking and stock brokerage firm, now owned by Wells Fargo and known as Ragen MacKenzie.  In 1977, Mr. Howse co-founded Cable & Howse Ventures, an early stage venture capital firm focused on technology.  In 1976, he served as Vice President, Corporate Finance, for Foster & Marshall, a northwest stock brokerage firm.  In 1974 he was the Chief Financial Officer of Seattle Stevedore Company and the Miller Produce Company.  Mr. Howse has served as a corporate director and advisor to various public, private and non-profit enterprises.  He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association.  He currently serves on the boards of directors of BSQUARE Corporation (BSQR), Formotus, Inc., Perlego Systems Inc., and not-for-profits, Junior Achievement Worldwide, Junior Achievement of Washington and the MadreMonte Foundation.

William M. Wardell, MD, Ph.D. (4)	Director since February 2006

Dr. Wardell, 70, was appointed by the OrthoLogic Board of Directors on February 11, 2006, to fill a vacancy (Class III) on the Board. He owns and operates the consulting firm Wardell Associates International LLC in Ponte Vedra, FL, where he specializes in drug development, regulatory approval, and safety for a range of pharmaceutical and biotechnology companies.  Dr. Wardell has published over one hundred scientific papers and four books, and has testified as an expert in drug development during several Congressional hearings.  Dr. Wardell has 22 years of experience in the healthcare industry, holding leadership positions as President, Protein Engineering Corporation (now DYAX); Senior Vice President of Drug Development, Parke-Davis; Vice President and Medical Director, Boehringer Ingelheim Pharmaceuticals; Senior Scientific Officer, Covance; and Executive Director of the Covance Institute for Drug Development Sciences.  During his tenure at these companies, Dr. Wardell was responsible for 11 approved New Drug Applications.  He previously served as an associate professor of Pharmacology, Toxicology and Medicine, attending on the Clinical Pharmacology consultation service of Strong Memorial Hospital at the University of Rochester Medical Center, where he co-founded and directed the University’s Center for the Study of Drug Development (now at Tufts).  Dr. Wardell earned his MA, Ph.D. in Pharmacology, and MD at the University of Oxford (UK), and was a Merck International Fellow in Clinical Pharmacology and Medicine under Dr. Louis Lasagna at the University of Rochester / Strong Memorial Hospital.  He currently serves on the Board of Directors of PhytoCeutica, Inc. and the Scientific Advisory Board of Eleos, Inc.

Class I Director Whose Term Will Expire at the 2010 Annual Meeting

Fredric J. Feldman, Ph.D. (1) (2) (3)	Director since 1991

Fredric J. Feldman, Ph.D., 68, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992.  From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc., a women’s healthcare company.  He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995.  Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company.  He has been a director of a number of public and private companies involved in the healthcare industry.

Class II Directors Whose Terms Will Expire at the 2011 Annual Meeting:

John M. Holliman, III (1)	Director since 1987

John M. Holliman III, 55, has served as Executive Chairman and Principal Executive Officer of the Company since April 2006 and has served as a director of the Company since September 1987 and as Chairman of the Board of Directors since August 1997.  Since February 1993 he has been a general partner of entities which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP, Valley Ventures III, LP, Valley Ventures III Annex, LP,  all of which are venture capital funds that invest principally in life science companies.

Augustus A. White, III, MD, Ph.D. (2) (4)	Director since 1993

Dr. White, 72, became a director of the Company in July 1993.  He is the former Master of the Oliver Wendell Holmes Society and currently the Ellen and Melvin Gordon Distinguished Professor of Medical Education and Professor of Orthopedic Surgery at the Harvard Medical School and the Harvard-MIT Division of Health Sciences and Technology (1978 – 2007).  He is the Orthopedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston since 1990. From 1992 to 1994, he served as the Chief of Spine Surgery at Beth Israel and is a former Director of the Daniel E. Hogan Spine Fellowship Program.  He is a graduate of Brown University, the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm, and graduated from the Advanced Management Program at the Harvard Business School.  Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam.  Dr. White is currently a director of Zimmer Holdings, Inc., a publicly held designer, marketer and manufacturer of orthopedic products.

******
(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance/Nominating Committee
******

Board Meetings and Committees

The Board of Directors is composed of four outside directors.  On April 5, 2006, Mr. Holliman became Executive Chairman and Principal Executive Officer of the Company and is no longer an independent director under Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”).  The Board has determined that each director other than Mr. Holliman is independent for purposes of Marketplace Rule 4200(a)(15).  The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2008.  No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.  Currently, the Board of Directors does not have a policy regarding director attendance at the Company’s annual meeting of stockholders.  All of the directors attended last year’s annual meeting of stockholders in person.

Independent directors regularly meet in executive sessions without the Executive Chairman or other members of management to review the criteria, upon which the performance of the Executive Chairman is based, the performance of the Executive Chairman against that criteria, to ratify the compensation of the Executive Chairman as approved by the Compensation Committee, and to discuss other relevant matters.

The Board presently has an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee.  The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse.  During 2008 the Executive Committee did not meet separately as all matters were discussed and acted on by the full Board.

Audit Committee

The Audit Committee, which is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Exchange Act, consisted of Mr. Howse (Chairman), Dr. White and Dr. Feldman and met four times in 2008.  The Audit Committee assists the Board of Directors in its oversight of financial reporting practices, including the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function.  The Audit Committee appoints the Company’s independent auditors.  The Audit Committee meets independently with representatives of the Company’s independent auditors and with representatives of senior management.  The Committee reviews the general scope of the Company’s annual audit, the fee charged by the independent auditors and other matters relating to internal control systems.  In addition, the Audit Committee is responsible for approving, reviewing and monitoring the performance of non-audit services by the Company’s auditors.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

The Board of Directors has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable NASD Marketplace Rules for audit committees.  In particular, all audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and the Board of Directors has determined that Elwood D. Howse, Jr., the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).  Additionally, Mr. Howse and each of the other members of the Audit Committee is an “independent director” as defined in NASD Marketplace Rule 4200(a)(15).

The Audit Committee Charter is available on the Company’s website at www.capstonethx.com.

Compensation Committee

The Compensation Committee consists of Dr. Feldman (Chairman) and Mr. Howse.  The Committee met one time during 2008.  Each member of the Compensation Committee is an “independent” director as defined in NASD Marketplace Rule 4200(a)(15) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.  The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company’s stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.  The Compensation Committee does not have a written charter.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee examines and recommends nominations for the Board of Directors and officers of the Company.  The Corporate Governance/Nominating Committee operates under a written charter, a copy of which is posted on our website.  Although the Corporate Governance/Nominating Committee has not established minimum standards for Board nominees, the Corporate Governance/Nominating Committee generally seeks candidates with chief operating, executive or financial officer experience in complex Biotech/Pharmaceutical organizations; a commitment to give the time and attention to the duties required of them; and evidence of an independent and inquiring mind willing to question management’s assumptions.  On an as needed basis, the Corporate Governance/Nominating Committee uses the services of outside consultants to assist the Corporate Governance/Nominating Committee to identify capable director candidates.

The Corporate Governance/Nominating Committee consists of Dr. White and Dr. Wardell.  Dr. White (chairman) and Dr. Wardell are independent directors under NASD Marketplace Rule 4200(a)(15).  The Corporate Governance/Nominating Committee met two times during 2008.  The Corporate Governance/Nominating Committee nominated Mr. Howse and Dr. Wardell for election as Class III directors for this year’s annual meeting of stockholders.

Stockholder Nomination of Director Candidates

The Corporate Governance/Nominating Committee will consider for nomination as a director of the Company any director candidate recommended or nominated by stockholders in accordance with the process outlined below.

Stockholders wishing to recommend candidates for consideration by the Corporate Governance/ Nominating Committee may do so by providing the candidate’s name, contact details, biographical data, and qualifications in writing to the Corporate Governance/Nominating Committee, c/o Secretary, OrthoLogic Corp. (dba Capstone Therapeutics), 1275 West Washington Street, Suite 101, Tempe, Arizona 85281.  The Board may change the process for the means by which stockholders may recommend director candidates to the Corporate Governance/Nominating Committee. Please refer to the Company’s website at www.capstonethx.com and the Company’s SEC filings for any changes to this process.

Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery at 1275 West Washington Street, Suite 101, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp. (dba Capstone Therapeutics), 1275 West Washington Street, Suite 101, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders.  Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if elected.  The chairman of the stockholders’ meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Stockholder Communications with Board

Stockholders wishing to communicate with the Board of Directors or with a Board member should address communications to the Board or to the particular Board member, c/o Secretary, OrthoLogic Corp. (dba Capstone Therapeutics), 1275 West Washington Street, Suite 101, Tempe, Arizona 85281.  All communications sent in this manner to the Board members will be forwarded directly to the Board.  From time to time, the Board may change the process for the means by which stockholders may communicate with the Board or its members. Please refer to the Company’s website at www.capstonethx.com for any changes to this process.

COMPENSATION OF DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Fredric J. Feldman, Ph.D. Director	36,000	25,000	6,000	-	-	-	67,000
Elwood D. Howse, Jr. Director	36,000	25,000	6,000	-	-	-	67,000
William M. Wardell, MD, Ph.D. Director	36,000	25,000	6,000	-	-	-	67,000
Augustus A. White, III, MD, Ph.D. Director	36,000	25,000	6,000	-	-	-	67,000

During the year ended December 31, 2008, the Company paid directors an annual retainer of $24,000 payable quarterly in advance, $2,500 for each board meeting attended in person and $1,000 for each board meeting attended by telephone.  All directors are eligible for the grant of nonqualified stock options pursuant to the Company’s 2005 Equity Incentive Plan.  On June 10, 2005, the Board of Directors approved an annual award to each director of a non-qualified stock option to purchase 10,000 shares of the Company’s Common Stock.  The Company issued to each director non-qualified options to acquire 10,000 shares at a price of $1.35 per share on January 1, 2008 (fair value of $6,000).   These options vested immediately and were granted at the market price on the date of grant.  All options have been granted with ten-year terms.

On June 10, 2005 the Board of Directors also approved an annual award to each director of $25,000 of restricted stock.  The shares granted vest one year from the date of issuance.  On January 1, 2008 the Board awarded 18,519 shares of restricted stock to each director, which represents a fair value of $25,000, with the number of shares determined by the closing price of the Company’s Common Stock on the date of grant.

On October 30, 2008, the Board of Directors granted each director an option to purchase 25,000 shares of the Company’s Common Stock, with the exercise price determined by the closing market price on the date of grant ($0.73).  On January 1, 2009, the Board of Directors granted each director an option to purchase 10,000 shares of the Company’s common stock, with the exercise price determined by the closing market price on the date of grant ($0.42).  These options were conditionally granted subject to Stockholder approval of Proposal 2 in this Proxy Statement.

On April 4, 2006, John M. Holliman, III, became Executive Chairman of the Company and subsequently entered into an agreement that provides for annual compensation of $200,000 and eligibility for an additional payment (bonus) of up to 40% of his annual compensation.  Compensation earned in his role as a Director and as Executive Chairman is shown in the Summary Compensation Table in this Proxy Report.

Director Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
John M. Holliman, III	20,000			3.58	8/24/2011
	200,000			1.75	5/12/2016
*	20,833	29,167		1.02	2/21/2018

William M. Wardell, MD, Ph.D.	10,000			5.33	2/11/2016

Various directors:
(1) (2)	5,000			2.53	12/29/2009
(1) (2)	5,000			2.44	12/15/2010
(1) (2) (3) (5)	30,000			3.19	1/19/2011
(1) (2) (3) (5)	25,000			3.93	10/26/2011
(1) (2) (3) (5)	5,000			4.89	12/31/2011
(1) (2) (3) (5)	10,000			3.61	12/31/2012
(1) (2) (3) (5)	10,000			6.13	12/31/2013
(1) (2) (3) (5)	30,000			7.40	1/23/2014
(1) (2) (3) (5)	10,000			6.25	12/31/2014
(1) (2) (3) (5)	10,000			4.90	1/2/2016
(1) (2) (3) (4) (5)	25,000			1.75	5/12/2016
(1) (2) (3) (4) (5)	10,000			1.43	1/1/2017
(1) (2) (3) (4) (5)	10,000			1.35	1/1/2018

Feldman, Fred (1)
Holliman, John (2)
Howse, Elwood (3)		* Vest monthly over a two-year period ending 2/21/2010
Wardell, William (4)		All other directors options were fully vested on 12/31/2008
White, Augustus (5)

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers:

Name	Age	Title
John M. Holliman, III	55	Executive Chairman and Principal Executive Officer
Randolph C. Steer, MD, Ph.D.	59	President
Les M. Taeger	58	Senior Vice President and Chief Financial Officer
Dana B. Shinbaum	46	Vice President, Business Development

John M. Holliman, III, became Executive Chairman and Principal Executive Officer of the Company on April 5, 2006 and has served as a director of the Company since September 1987 and as Chairman of the Board of Directors since August 1997.  Since February 1993 he has been a general partner of entities, which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP, Valley Ventures III Annex, LP, all of which are venture capital funds that invest principally in life science companies.

Randolph C. Steer, MD, Ph.D. became President of the Company on April 5, 2006.  Dr. Steer has been an independent pharmaceutical, biotechnology and medical devices consultant since 1989, and has provided consulting services to OrthoLogic since 2002.  He has a broad scientific, medical and business background, including extensive experience in pre-clinical, clinical and regulatory affairs, having held key management positions in leading corporations and having served as an advisor to many companies in the United States and abroad.  Dr. Steer has also advised numerous venture capital firms, investment banks and independent investors on the commercial development of drugs, biologics, diagnostics and medical devices.  He has served as Associate Director of Medical Affairs at Marion Laboratories; Medical Director at Ciba Consumer Pharmaceuticals (Ciba-Geigy Corporation); Vice President, Senior Vice President and Member of the Executive Committee at Physicians World Communications Group; Chairman, President and Chief Executive Officer of Advanced Therapeutics Communications International, a global drug regulatory group, and Chairman and Chief Executive Officer of Vicus.com, Inc.  He is a member of the Board of Directors of Techne Corporation and BioCryst Pharmaceuticals.  Dr. Steer received his MD degree from the Mayo Medical School and his Ph.D. from the University of Minnesota, where he also completed a residency and subspecialty fellowship in clinical and chemical pathology.  He is a Fellow of the American College of Clinical Pharmacology.

Les M. Taeger joined the Company as Senior Vice President and Chief Financial Officer on January 16, 2006.  Mr. Taeger most recently served as Chief Financial Officer of CardioTech International, Inc. (“CardioTech”).  CardioTech is a publicly-traded, medical device company that developed, manufactured and sold advanced products for the treatment of cardiovascular disease.  From September, 2000 to February, 2004, when Mr. Taeger became Chief Financial Officer of CardioTech, Mr. Taeger served as Chief Financial Officer of Gish Biomedical, Inc. (“Gish”).  Gish, which became a subsidiary of CardioTech pursuant to a merger transaction involving the companies in April, 2003, specializes in the manufacture and sale of products used in open-heart surgery, vascular access and orthopedic surgery.  Prior to his employment with CardioTech and Gish, Mr. Taeger was employed for over five years as Chief Financial Officer of Cartwright Electronics, Inc., a division of Meggitt, PLC.  Mr. Taeger is a Certified Public Accountant, with a Bachelor’s degree in accounting.

Dana B. Shinbaum joined the Company as Vice President of Business Development in October 2005.  Previously he served as Vice President, Product Planning and Market Analytics at Savient Pharmaceuticals, Inc., and has over nineteen years of experience in the pharmaceutical/biotechnology industry.  While at Savient his responsibilities included creating and developing new business opportunities, leading global project teams and managing product launches.  He played key strategic planning roles in Savient’s acquisition of Rosemont Pharmaceuticals Ltd. and the divestiture of Bio-Technology General Ltd., Savient’s global biologics business.  Prior to joining Savient, Mr. Shinbaum was at Wyeth-Ayerst Laboratories, where he held market planning and marketing roles of increasing responsibility, including Product Manager for the PREMARIN® franchise. Mr. Shinbaum received a Master of Business Administration, summa cum laude, from Drexel University in Philadelphia and a Bachelor of Arts degree from Lafayette College in Easton, Pennsylvania.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The objectives of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company’s business objectives and to reward individual performance.  The Company used base salary, cash bonuses, stock awards and stock options to achieve these objectives.

Review of Current Compensation Components of Executive Chairman and other Executive Officers

The Compensation Committee reviews all components of the Executive Chairman’s and other executive officers’ compensation, including salary, bonus, stock awards, accumulated vested and unvested stock options, the dollar value to the executive and cost to the company of all perquisites and other personal benefits, as well as the actual projected payout obligations under several potential severance and change-in-control scenarios and any limitations on the deductibility for federal income tax purposes of all compensation.  The Compensation Committee considers the following:

1)
Each executive has individual performance goals for the fiscal year.  The Compensation Committee reviews the performance goals and expectations for individual executive positions.  Based on recommendations from the Executive Chairman and the Compensation Committee’s evaluation of the performance achievement of these goals, the Compensation Committee determines the resulting bonus and/or changes to salary components for the executive officers.  The Executive Chairman also recommends individual performance objectives for himself for each fiscal year.  The Compensation Committee approves the performance objectives of the Executive Chairman and evaluates the Executive Chairman’s performance measured against these objectives and evaluates and formulates any potential changes in compensation accordingly.

2)
The Company’s performance is compared against the goals for the fiscal year.  Strategic, high level performance expectations are identified each fiscal year for the Company.  The Executive Chairman provides documentation to the Compensation Committee regarding the expectations and corresponding results of operations.

3)
The level of compensation for executives in similar positions for companies of similar size and development structure is considered in determining executive compensation.  To enable the Company to continue to attract and retain executives in the competitive marketplace, executive compensation for similar companies is reviewed.  The Company typically obtains this data through a review of publicly available executive compensation information for comparable public companies.

The Compensation Committee’s Conclusion

Based on the review detailed above, the Compensation Committee, at its meeting held at the beginning of the fiscal year, formulates its recommendations regarding what areas of the compensation components will be adjusted for the upcoming year and what the performance bonus for the prior year will be.

Board Approval

At the first Compensation Committee meeting of the year, the Compensation Committee reviews the Executive Chairman and other executive officers’ compensation and bonuses and presents its recommendations to the Board of Directors.  The final total compensation package decision regarding the Executive Chairman is made by the Independent Directors in an Executive Session without the Executive Chairman or other members of management present, and the final decisions on other executives’ total compensation packages are made by the full Board of Directors.

The following discussion is provided to facilitate stockholder understanding of the named executive officer compensation information included with this proxy statement. Overall our compensation decisions are framed by the nature of our business as a development stage pharmaceutical company with the need for highly specialized and talented individuals.  Our compensation policies are designed to take into account the fact that the competition for executives is with all sizes of pharmaceutical firms and must factor in not just comparable compensation, including health care, retirement or other traditional executive benefits, but issues such as location and position stability.  We operate in Tempe, Arizona, a relatively small market for biotechnology, and in a field with substantial product development risks, with no current revenue and limited funds.

Annual Base Compensation and Cash Bonus

As previously mentioned, each executive officer receives a base salary and a cash bonus which is based on performance against both Company and individual performance goals. We have established base salaries which we feel are comparable to other biotechnology firms and with the potential cash bonus, provide for a reasonable level of cash-based compensation to the executives.  Base compensation in 2008 ranged from $325,000 for Dr. Steer, to $200,000 for Mr. Holliman.  Dr. Steer and Mr. Holliman did not receive an increase in base pay in 2008, while Mr. Taeger and Mr. Shinbaum each received a 3% salary increase in 2008.  No executive salary increases are planned for 2009.   In 2008 the bonus potential was 40% of base salary for Mr. Holliman, Dr. Steer, Mr. Taeger and Mr. Shinbaum.  Mr. Holliman elected to not accept a bonus for 2008.  The bonus plan placed 25-30% of the executive’s cash compensation at risk, which we believe is a reasonable level of risk for cash-based compensation.  In 2008, performance for the bonus plan was weighted 50% towards Company goals and 50% towards individual goals. Company and individual goals included a combination of operating, such as timely completion of clinical or pre-clinical tasks and performance against our strategic plan, financial, such as performance to budget or generation of unbudgeted cost savings, and administrative, such as maintaining compliance with Securities and Exchange Commission rules, regulations and reporting requirements.  We believe that the cash compensation at risk and the performance goals of the 2008 bonus plan serve to align our executive’s interests with our interests and focus their efforts where we believe they have the potential to achieve performance we have identified as important to accomplishing objectives necessary to advance our development efforts.

Equity Based Compensation

As previously discussed, we provide a certain level of cash compensation to each executive as both a short-term reward and to focus executive performance on short-term goals that are part of our long-term strategies. Additionally, we use a combination of stock option grants and stock awards, both during the employment offer process and annually, to generate a commitment to and a long-term investment in our company.  Grants and awards connected with employment offers were determined based on the position and competitive factors at the time of the offers.  Grants and awards are targeted such that an annual $1 increase in market price, currently an annual $41,000,000 increase in shareholder value, would provide approximately 10% of the executive’s compensation.  We believe grants at these levels serve to gradually increase our executives’ commitment to our company and align their interests with other stockholders of the company.

Stock Option Grants

As part of our long-term incentives we grant options to purchase shares of our Common Stock to our executives.  During 2008, we granted Mr. Holliman and Dr. Steer options to each to purchase 50,000 shares, Mr. Taeger options to purchase 14,706 shares and Mr. Shinbaum options to purchase 12,255 shares.

On February 2, 2009, the Company granted options to employees to purchase 375,000 shares of the Company’s Common Stock with the exercise price determined by the closing market price on the date of grant ($0.45).  This grant included grants to the named executives (Holliman 125,000 shares, Steer 75,000 shares, Taeger 50,000 shares and Shinbaum 50,000 shares).  The options were conditionally granted subject to Stockholder approval of Proposal 2 in this Proxy statement.

Stock Awards

We believe stock awards are an important element in our compensation plan and in 2008 we awarded stock valued at $15,000 to Mr. Taeger and $12,500 to Mr. Shinbaum.  In 2008, Dr. Steer did not receive a stock award.  In 2008, Mr. Holliman was awarded 18,519 shares of stock, with a fair value on the date of grant of $25,000, for service as a member of the Company’s Board of Directors.  Mr. Holliman received no stock awards for performance of his Executive Chairman duties.  Awards made are fixed dollar amount awards with the number of shares determined by the closing market price on the date of grant.

Fringe Benefits, Perquisites and Retirement Benefits.

Our executives participate in group health, dental, life, and disability programs and participate in our 401K plan on the same basis as other employees.  No perquisites are provided to executives that are not provided to other employees or that in aggregate exceed $10,000 per year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) recommends the compensation of the Executive Chairman and President to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and stock awards or option grants under the Company’s stock option plans.  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee during 2008:

Fredric J. Feldman, Ph.D. (Chairman)
Elwood D. Howse, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Fredric J. Feldman, Ph.D. and Elwood D. Howse, Jr., each an independent director, served on the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth, with respect to the years ended December 31, 2008, 2007 and 2006, compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer and each of the three most highly compensated executive officers other than the principal executive officer and the principal financial officer, who were serving as executive officers at the end of the last completed fiscal year (the “named executive officers”).

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John M. Holliman, III Executive Chairman	2008 2007 2006	200,000 200,000 133,000	73,000 57,000	25,000(1) 25,000(1) 20,000(1)	31,000(1) 66,000(1) 174,000(1)	- - -	- - -	36,000 (1) 32,000 (1) 28,000 (1)	292,000 396,000 412,000
Randolph C. Steer, MD, Ph.D. President	2008 2007 2006	325,000 319,000 200,000	89,000 116,000 86,000	- - -	37,000 81,000 174,000	- - -	- - -	- - 66,000 (2)	451,000 516,000 526,000
Les M. Taeger Chief Financial Officer	2008 2007 2006	242,000 235,000 198,000	82,000 (3) 130,000 (3) 86,000	- - -	75,000 138,000 351,000	- - -	- - -	- 5,000 -	399,000 508,000 635,000
Dana B. Shinbaum VP Business Development	2008 2007 2006	242,000 235,000 227,000	77,000 (3) 112,000 (3) 107,000	- - 26,000	36,000 90,000 187,000	- - -	- - -	- 5,000 -	355,000 442,000 547,000

(1)
Mr. Holliman is a member of the Board of Directors and as a director, received compensation of $36,000, $32,000 and $28,000, in cash, in 2008, 2007 and 2006, respectively, an annual stock award with a fair value of $25,000 on the date of award, and an annual grant of an option to purchase 10,000 shares of the Company’s Common Stock.   Mr. Holliman received total director’s compensation (Board fees, stock awards and option grants) of $67,000, $64,000 and $94,000 in 2008, 2007 and 2006, respectively, as more fully described in the Compensation of Directors section of this Proxy Statement.

(2)	Prior to becoming an employee, Dr. Steer performed consulting services for the Company for which he was paid $66,000 in 2006.
(3)
In 2008, Mr. Taeger and Mr. Shinbaum were awarded 14,706 and 12,255 shares, respectively, with a fair value of the share awards on the date of grant of $15,000 and $12,500, respectively.  In 2007, Mr. Taeger and Mr. Shinbaum were awarded 19,868 and 16,556 shares, respectively, with a fair value of the share awards on the date of grant of $30,000 and $25,000, respectively.  These amounts are included in the “Bonus” column.

OPTION GRANTS / STOCK AWARDS

The following table sets forth information about stock option grants and stock awards during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

Grants of Plan-based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (1) ($)
(a)	(b)	(i)	(j)	(k)	(l)
John M. Holliman, III Executive Chairman	1/1/08 1/1/08 2/21/08	- 18,519 -	10,000 - 50,000	1.35 - 1.02	6,000 25,000 26,000
Randolph C. Steer, MD, Ph.D. President	2/21/08	-	50,000	1.02	26,000
Les M. Taeger Chief Financial Officer	2/21/08 2/21/08	- 14,706	14,706 -	1.02 -	8,000 15,000
Dana B. Shinbaum VP Business Development	2/21/08 2/21/08	- 12,255	12,255 -	1.02 -	7,000 12,500

(1) Fair value of the grants at the date of the grants was determined using the Black-Scholes model as described in Note 6 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
John M. Holliman, III
	5,000	-	2.53	12/29/2009
	5,000	-	2.44	12/15/2010
	30,000	-	3.19	1/19/2011
	20,000	-	3.58	8/24/2011
	25,000	-	3.93	10/26/2011
	5,000	-	4.89	12/31/2011
	10,000	-	3.61	12/31/2012
	10,000	-	6.13	12/31/2013
	30,000	-	7.40	1/23/2014
	10,000	-	6.25	12/31/2014
	10,000	-	4.90	1/2/2016
	25,000	-	1.75	5/12/2016
	200,000	-	1.75	5/12/2016
	10,000	-	1.43	12/31/2017
	10,000	-	1.35	12/31/2018
**	20,833	29,167	1.02	2/21/2018

Randolph C. Steer, MD, Ph.D.
	200,000	-	1.75	5/12/2016
**	39,583	10,417	1.53	5/21/2017
**	20,833	29,167	1.02	2/21/2018

Les M. Taeger
***	109,375	40,625	5.15	1/16/2016
	150,000	-	1.70	6/2/2016
***	3,064	11,642	1.02	2/21/2018

Dana B. Shinbaum
*	39,583	10,417	3.27	10/29/2015
*	25,521	9,479	5.39	1/30/2016
	150,000	-	1.70	6/2/2016
***	2,553	9,702	1.02	2/21/2018

*  Vesting over four years - 25% year one and monthly thereafter
** Vesting over two years monthly
*** Vesting over four years monthly

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John M. Holliman, III	-	-	18,519	8,000
Les M. Taeger	-	-	14,706	15,000
Dana B. Shinbaum	-	-	12,255	12,500

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

Effective April 5, 2006, Mr. John M. Holliman, III, became Executive Chairman and Principal Executive Officer. On May 12, 2006, the Company entered into an agreement with VV III Management, LLC and John M. Holliman, III, to compensate Mr. Holliman for his services as the Company’s Executive Chairman and principal executive officer (the “Holliman Agreement”).

Under the Holliman Agreement, Mr. Holliman’s services to the Company may be terminated by the Company at any time, with or without cause.  In the event of termination without cause, payments under the Holliman Agreement will continue for twelve months after the date of termination.  It provides for annual base cash compensation of $200,000, payable in accordance with the Company’s standard payroll practices and a target bonus of 40% of base compensation upon the achievement of individual and corporate performance objectives.  In addition, the Holliman Agreement includes other terms and conditions consistent with agreements entered into with other Company executives.

In the event of a change of control or liquidation of the Company, the vesting of the options to purchase shares of the Company’s common stock held by Mr. Holliman, will be accelerated so that the options will become fully exercisable.

Effective April 5, 2006, Randolph C. Steer, MD, Ph.D., became President of the Company.  Dr. Steer has performed consulting services for the Company since 2002.  On May 12, 2006, the Company also entered into an agreement with Randolph C. Steer, MD, Ph.D., to compensate Dr. Steer for his services as the Company’s President and Chief Operating Officer (the “Steer Agreement”).  Under the Steer Agreement, Dr. Steer’s services to the Company may be terminated by the Company at any time, with or without cause.  If the event of termination is without cause, payments under the Steer Agreement will continue for twelve months after the date of termination.  Dr. Steer’s annual base cash compensation is $325,000, payable in accordance with the Company’s standard payroll practices.  Dr. Steer is also eligible for a target bonus of 40% of base compensation upon the achievement of individual and corporate performance objectives.  In addition, the Steer Agreement includes other terms and conditions consistent with agreements entered into with other Company executives.

In the event of a change of control or liquidation of the Company, the vesting of the options to purchase shares of the Company’s common stock held by Dr. Steer, will be accelerated so that the options will become fully exercisable.

On January 10, 2006, the Company entered into an employment agreement with Les M. Taeger, dated as of January 10, 2006, effective as of January 16, 2006 (the “Taeger Employment Agreement”), pursuant to which Mr. Taeger serves as the Company’s Senior Vice President / Chief Financial Officer.  Under the Taeger Employment Agreement, Mr. Taeger may be terminated at any time, with or without cause, at the option of either the Company or Mr. Taeger.  If the Company terminates Mr. Taeger without cause, provided Mr. Taeger first executes a Severance Agreement in the form then used by the Company, the Company shall continue to pay to Mr. Taeger his minimum base salary in effect at the time of termination for a period of one year following the date of termination, at the time and in the manner dictated by the Company’s standard payroll policies.  Should such termination occur as a result of a Change in Control, the Company shall also pay Mr. Taeger a pro-rata share of his bonus at the time of termination.  Effective January 1, 2008, Mr. Taeger’s annual base salary was increased to $242,000.  Mr. Taeger is eligible to participate in the Company’s discretionary bonus program, which provides for a bonus of up to 40% of his base salary, and Mr. Taeger will receive medical, dental and other fringe benefits generally granted to the Company’s senior management.

On October 17, 2005, the Company entered into an employment agreement with Dana B. Shinbaum (the “Shinbaum Employment Agreement”), pursuant to which Mr. Shinbaum serves as the Company’s Vice President of Business Development and Strategic Marketing.  Under the Shinbaum Employment Agreement, Mr. Shinbaum may be terminated at any time, with or without cause, at the option of either the Company or Mr. Shinbaum.  If the Company terminates Mr. Shinbaum without cause, provided Mr. Shinbaum first executes a Severance Agreement in the form then used by the Company, the Company shall continue to pay to Mr. Shinbaum his minimum base salary in effect at the time of termination for a period of one year following the date of termination, at the time and in the manner dictated by the Company’s standard payroll policies.  Should such termination occur as a result of a Change in Control, the Company shall also pay Mr. Shinbaum a pro-rata share of his bonus at the time of termination. Effective January 1, 2008, Mr. Shinbaum’s annual base salary was increased to $242,000.  Mr. Shinbaum is eligible to participate in the Company’s discretionary bonus program, which provides for a bonus of up to 40% of his base salary, and Mr. Shinbaum will receive medical, dental and other fringe benefits generally granted to the Company’s senior management.

Under the Company’s stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company’s outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual’s vesting schedule, whichever is earlier.  If the option holder loses his position with the Company as a result of the merger or sale, 100% of his options will immediately vest.  Additionally, the Company’s 1997 Stock Option Plan and 2005 Equity Incentive Plan provide that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

At December 31, 2008, unvested options held by named executive officers had no intrinsic value and, accordingly, accelerated vesting clauses if triggered at December 31, 2008, would have provided no additional compensation to the named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee (the “Audit Committee”) is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accountant is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Among other matters, the Audit Committee monitors and oversees the activities and performance of the external independent registered public accountant, including the audit scope, external audit fees, and auditor independence matters.  The Audit Committee also is responsible for approving non-audit services proposed to be performed by the independent auditor.  The Audit Committee has responsibility to appoint and dismiss the Company’s independent auditor.  Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountant.  The Audit Committee has also discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and Rule 2-07 of Regulation S-X.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to services provided by the independent registered public accountant, has considered whether the provision of non-audit services by the independent registered public accountant to the Company is compatible with maintaining the auditor’s independence and has discussed with the independent registered public accountant the independent registered public accountant’s independence.  The Audit Committee met four times in 2008, each time meeting separately with the independent registered public accountant without the presence of management.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee during 2008:
Elwood D. Howse, Jr. (Chairman)
Augustus A. White, III, MD, Ph.D.
Fredric J. Feldman, Ph.D.

The foregoing report of the Audit Committee of the Company’s Board of Directors shall not be deemed soliciting material or otherwise deemed filed and shall not be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the Report by reference therein.

CODE OF ETHICS AND CORPORATE GOVERNANCE

In March 2004, the Company adopted a code of ethics that applies to all of its employees and has particular sections that apply only to its principal executive officer and senior financial officers.  The Company has posted the text of its code of ethics on its website (www.capstonethx.com), under the “Investors” section under the link “Corporate Governance” and “Code of Ethics.”  In addition, the Company will promptly disclose on its website (1) the nature of any amendment to its code of ethics that applies to its principal executive officer and senior financial officers, and (2) the nature of any waiver, including an implicit waiver, from a provision of its code of ethics that is granted to one of these specified officers, the name of such officer who is granted the waiver and the date of the waiver.

The full Board of Directors addresses all matters regarding corporate governance (that is, the relationships of the Board, the stockholders and management in determining the direction and performance of the Company) and the procedural rules regarding the operation of the Board itself.  As such, the Board reviews all proposals submitted by stockholders for action at the annual stockholders’ meeting with regards to each such proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors reviews transactions with related parties, but has no formal policies in place with respect to such reviews or the approval of such transactions.  During 2008 there were no reported related party transactions with directors, executive officers or other related parties, which might have required disclosure under SEC rules or which were otherwise material to the Company.

The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates.  The company believes that, except for a Statement of Changes of Beneficial Ownership of Securities filed by Elwood D. Howse, Jr., on a Form 4, on September 11, 2008, which contained a purchase of 1,445 shares on September 5, 2008, that should have been reported no later than September 9, 2008, all of these filing requirements were satisfied during the year ended December 31, 2008.

In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

A list of directors, executive officers and persons holding more than 10% of the Company’s Common Stock is included in the section “Voting Securities and Principal Holders Thereof” under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Proxy statement.

PROPOSAL 2:  APPROVAL OF AMENDMENT TO THE ORTHOLOGIC 2005 EQUITY INCENTIVE PLAN INCREASING SHARES AVAILABLE FOR GRANT BY 1,250,000 SHARES

Overview

OrthoLogic Corp. is proposing to amend its 2005 Equity Incentive Plan (the “2005 Plan”) to increase the size of the pool of available securities for issuance to its employees, directors and appropriate third parties.  The stated purposes of the 2005 Equity Incentive Plan are to attract and retain the best available employees and directors of the Company or any subsidiary which now exists or hereafter is organized or acquired by the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success and growth of the Company.  The Company currently has approximately 26 employees and four non-employee directors on its Board who may participate in the 2005 Plan.  We also may provide grants to appropriate third parties in the future as provided in the 2005 Plan.

The 2005 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock shares and restricted stock units.  A maximum of 2,000,000 shares of Common Stock may be issued under the 2005 Plan and no person may receive awards for more than 300,000 shares in any calendar year.  This amendment increases the maximum number of shares that may be issued under the 2005 Plan to 3,250,000 shares.

Vote Required for Amendment of the Plan

The amendment to the 2005 Plan will be submitted to the stockholders for approval in order to satisfy applicable SEC, NASDAQ and Internal Revenue Code requirements. Stockholder approval enables the Company to take tax deductions for awards paid to an executive officer of the Company whose annual compensation exceeds $1 million.  Any awards granted prior to such stockholder approval shall be expressly conditioned upon such stockholder approval of the Plan.  The affirmative vote of a majority of the votes cast, with the total votes cast constituting a quorum, is required to approve the amendment to the 2005 Plan.  The following is a summary of the material terms and provisions of the 2005 Plan.  This summary is qualified in its entirety by reference to the complete text of the 2005 Plan, which was attached to the Proxy Statement filed on form 14A with the Securities and Exchange Commission on April 14, 2006, and is also available upon request to the Secretary of the Company.

Principal Features of the 2005 Equity Incentive Plan

The 2005 Plan will be administered by a committee (the “Committee”) designated by the Company’s Board of Directors.  For purposes of the power to grant awards to Company directors, the Committee shall consist of the entire Board.  For other 2005 Plan purposes, the 2005 Plan shall be administered by a committee designated by the Board to administer the 2005 Plan and shall initially be the Compensation Committee of the Board.  The Committee may delegate some of its responsibilities and powers to any executive officer or officers of the Company selected by it.

Stock Options.  Options may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that incentive stock options may not be granted to directors or other non-employees.  The exercise price for any option shall not be less than one hundred percent of the fair market value of the shares on the date of grant.

Each option grant will be evidenced by a stock option agreement containing the terms and conditions required by the 2005 Plan and such other terms as the Committee may deem appropriate in each case.  Each stock option agreement shall state the period or periods of time within which an option may be exercised, as determined by the Committee. Options will have a maximum exercise term of ten years from the date of grant.  The Committee does not have the authority to “reprice” options.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) provide a benefit that is measured by the appreciation in value of the Company’s Common Stock over a period of time.  Each SAR grant will be evidenced by an agreement containing the terms and conditions required by the 2005 Plan and such other terms as the Committee may deem appropriate in each case.  Upon the exercise of SARs, the Grantee (as defined in the 2005 Plan) will receive an amount determined by multiplying (1) the difference obtained by subtracting the value of Company Common Stock on the grant date from the value of Company Common Stock on the exercise date, by (2) the number of SARs exercised.  The Committee may elect to pay the amount payable in cash, in shares of Company Common Stock, or in some combination thereof.

Restricted Stock.  Restricted Stock Awards may consist of shares of Common Stock issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”).  The Committee will determine the eligible persons to whom and the times at which restricted stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards.

Grants of restricted stock may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee.  Unless otherwise provided in the applicable agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the Grantee upon termination of the Grantee’s service for any reason.  If and when the applicable restrictions lapse, unrestricted certificates for such shares will be delivered to the Grantee.

Change of Control. Upon a Change of Control (as defined in the 2005 Plan), 75% of the unvested Awards (as defined in the 2005 Plan) held by each Grantee shall automatically become vested.  The balance of each Grantee’s unvested Awards will vest in 12 equal monthly installments following the occurrence of a Change of Control, or according to the Grantee’s individual vesting schedule, whichever is earlier.  If a Grantee loses his position with the Company as a result of or subsequent to the occurrence of a Change of Control, 100% of the unexpired and unvested Awards granted pursuant to the 2005 Plan held by such Grantee shall automatically become vested upon such loss of position.

Amendment of the 2005 Plan.  The Board may from time to time amend, modify, suspend or terminate the 2005 Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or (b) be made without stockholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.

Certain Federal Income Tax Consequences of the 2005 Plan

The following is a brief summary of the principal income tax consequences under the Internal Revenue Code (the “Code”) of awards made under the 2005 Plan.

Nonqualified Stock Options.  A Grantee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, a Grantee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  The amount of such difference will be a deductible expense to the Company for tax purposes.

Incentive Stock Options.  A Grantee, upon exercise of an ISO, will not recognize taxable income, if the Grantee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise.  The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item.  When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO.  However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the Grantee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.  The Company will be allowed a corresponding business expense deduction to the extent of the amount of the Grantee’s ordinary income.

Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the amount paid or the value of stock delivered to the Grantee will constitute compensation taxable to the Grantee as ordinary income.  The Company is generally entitled to an income tax deduction for any compensation income taxed to the Grantee upon exercise of an SAR.

Restricted Stock Shares.  A Grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the Grantee will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction for that amount.  A Grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date.  The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the Grantee in the year that such income is taxable.

Restricted Stock Units.  A Grantee who has been granted restricted stock units will not recognize taxable income until the applicable restriction has lapsed.  The Grantee will then recognize taxable income equal to the fair market value of the shares delivered or the amount of cash paid.  The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE AMENDMENT TO THE ORTHOLOGIC CORP. 2005 EQUITY INCENTIVE PLAN TO INCREASE SHARES AVAILABLE TO GRANT BY 1,250,000 SHARES.

EQUITY COMPENSATION PLANS

The following provides tabular disclosure of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans as of December 31, 2008, aggregated into two categories - plans that have been approved by stockholders and plans that have not.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in
			column (a))
Plan Category:	(c)	(b)	(c)
Equity Compensation Plans approved by Secutity Holders	2,990,304	$2.98	30,302
Equity Compensation Plans not approved by Secutity Holders	N/A	N/A	N/A
Total	2,990,304	$2.98	30,302

The following sets forth, as of March 18, 2009, grants from the 2005 Equity Incentive Plan to purchase shares of the Company’s Common Stock, which are contingent upon Stockholder approval of Proposal 2 in this Proxy Statement.

Options
(# of Shares)
Randolph C. Steer, MD, Ph.D., President	75,000
Les M. Taeger, Senior VP and CFO	50,000
Dana B. Shinbaum, VP Business Development	50,000
Fredric J. Feldman, Ph.D., Director	35,000
John M. Holliman, III, Executive Chairman	160,000
Elwood D. Howse Jr., Director	35,000
Augustus A. White, III, M.D., Ph.D., Director	35,000
William M. Wardell, M.D., Ph.D., Director	35,000
Total	475,000

Executive Group	335,000
Non-Executive Director Group	140,000
Total	475,000

Based on the closing market price of the Company’s Common Stock on March 18, 2009, of $0.47, the market value of the 1,250,000 shares available for grant provided for by Proposal 2 to this Proxy Statement, is approximately $588,000.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT – ERNST & YOUNG LLP

The Board of Directors is submitting the selection of the independent registered public accountant firm for the year ending December 31, 2009, for stockholder ratification at the 2009 Annual Meeting and recommends that stockholders vote FOR ratification of such appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other accounting firms for the subsequent year.  Ernst & Young LLP representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE 2009 FISCAL YEAR.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2008 and December 31, 2007 by our principal accounting firm Ernst & Young LLP.

Type of Fee	Amount
	2008	2007

Audit-Fees (1)	$192,000	$278,000
Audit-Related Fees (2)	-	-
Total Audit and Audit-Related Fees	192,000	278,000
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total Fees	$192,000	$278,000

(1)
Audit fees include fees for services rendered in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007, audit of Internal Control over Financial Reporting as of December 31, 2007, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the applicable fiscal year.

(2)
Audit-related fees would include fees for services rendered for matters such as a business combination, sales of shares of the Company’s common stock, and responses to accounting and reporting-related matters.

(3)	Tax fees would include fees for services rendered for tax compliance, preparation of original and amended tax returns, claims for refunds and other tax services.
(4)
Our principal accounting firm did not perform nor bill the Company for any other services during the fiscal years ended December 31, 2008 and 2007 that are appropriately classified as “All Other Fees.”

The Audit Committee has concluded that the services provided by the principal accounting firms that were not related to the audit of the Company’s financial statements were at all times compatible with maintaining that firm’s independence.

Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of, the independent auditor.  In recognition of this responsibility, the Audit Committee has included in its charter the responsibility to pre-approve “all auditing services and permitted non-auditing services proposed to be performed by the independent auditor, subject to the de minimis exceptions for non-audit services that were not recognized as non-audit services at the time of engagement and which are subsequently approved by the committee prior to completion of the audit.”  No fees were paid to the independent auditor pursuant to the “de minimis” exception to the foregoing pre-approval policy in 2008.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting.  If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ending December 31, 2009 must be received by the Company no later than December 12, 2009 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, he, she or it must timely give notice to the Secretary and give a brief description of the business desired to be discussed.  To be timely for next year’s Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by the Company between 60 and 90 days prior to that Annual Meeting.  If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before next year’s Annual Meeting, stockholders may submit items for consideration as agenda items until 5:00 pm on the 15th day after the public disclosure or notice.

ANNUAL REPORT

A copy of the Company’s 2008 Annual Report to Stockholders is enclosed.  The Annual Report to Stockholders is not a part of the proxy soliciting material enclosed herewith.  The Proxy Statement and Form of Proxy, as well as the Company’s Annual Report on Form 10-K, are available on the Company’s website www.capstonethx.com.  Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.  Copies of exhibits to the annual report on Form 10-K are also available upon specific request and payment of 25 cents per page for reproduction plus $3.00 for postage and handling.  All requests should be directed to the Secretary of the Company at 1275 West Washington Street, Suite 101, Tempe, Arizona 85281.

HOUSEHOLDING

We have adopted the “householding” procedure approved by the Securities and Exchange Commission that allows the Company to deliver one proxy statement and annual report to a household of stockholders instead of delivering a set of documents to each stockholder in the household.  This procedure is more cost effective because it reduces the number of materials to be printed and mailed. If they have elected, stockholders who share the same last name and address will receive one proxy statement and annual report per address unless the Company receives, or has previously received, contrary instructions.  Stockholders will continue to receive separate proxy cards/voting instruction forms to vote their shares.

If you would like to receive a separate copy of the proxy statement and annual report for this year, please write or call the Company at the following address or telephone number:  OrthoLogic Corp. (dba Capstone Therapeutics), Corporate Secretary, 1275 West Washington Street, Suite 101, Tempe, Arizona 85281; (800) 937-5520.  Upon receipt of your request, the Company will promptly deliver the requested materials to you.

If you and other OrthoLogic stockholders of record with whom you share and address currently receive multiple sets of the proxy statement and annual report, and you would like to receive only a single copy of each in the future, please contact our distribution agent, ADP, by calling (800) 542-1061.  If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or the other record holder to request information about householding.  You may also revoke your consent to householding by contacting ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone (800) 542-1061.

April 10, 2009	THE BOARD OF DIRECTORS

ORTHOLOGIC CORP.
(dba CAPSTONE THERAPEUTICS)
PROXY
2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John M. Holliman, III and Les M. Taeger, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OrthoLogic Corp. (dba Capstone Therapeutics) to be held on May 8, 2009, or any adjournment thereof, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)

ORTHOLOGIC CORP.
P.O. BOX 11365
YORK, N.Y. 10203-0365

1.	PROPOSAL TO ELECT TWO CLASS III DIRECTORS FOR TERMS EXPIRING IN YEAR 2012

FOR the nominees listed below (except as marked to the contrary below) ☐

WITHHOLD AUTHORITY to vote for the nominees listed below ☐

Nominee:	Elwood D. Howse, Jr.
William M. Wardell, MD, Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For” box and write the nominee’s name on the exceptions line below.)
Exceptions

2.	APPROVAL OF AMENDMENT TO THE ORTHOLOGIC 2005 EQUITY INCENTIVE PLAN INCREASING SHARES AVAILABLE FOR GRANT BY 1,250,000 SHARES.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

Change of Address and/or
Comments Mark Here ☐

Please sign exactly as name appears to the left. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership, limited liability entity, or any other entity, please sign in the name of the entity by the president or other authorized officer.

Dated:	, 2009

Signature

Votes must be indicated in Black or Blue ink.

Please sign, date and return this proxy in the enclosed postage prepaid envelope. The Proxy Statement and Form of Proxy, as well as the Company’s Annual Report on Form 10-K are available on the Company’s website www.capstonethx.com.